Exhibit 23.2

755 West Big Beaver, Suite 1900 Troy, Michigan 48084-0178 Telephone: 248-362-2100 Fax: 248-362-4459
Consent of Independent Registered Public Accounting Firm
Arcadia Resources, Inc.
Southfield, Michigan
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 28, 2006, relating to the consolidated financial statements and schedules of Arcadia Resources, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Troy, Michigan
January 25, 2007